Exhibit (a)(1)(B)
PURCHASE NOTICE
TO SURRENDER
CARNIVAL CORPORATION
2% CONVERTIBLE SENIOR DEBENTURES DUE 2021
Guaranteed by
CARNIVAL PLC
CUSIP Numbers: 143658 AN2 and 143658 AM4
Pursuant to the Amended and Restated Company Notice
      This Purchase Notice relates to the purchase of 2% Convertible Senior Debentures due 2021 (the “Securities”) of Carnival Corporation, a company organized under the laws of the Republic of Panama (“Carnival Corporation” or the “Company”), which are subject to a guarantee pursuant to the Carnival plc (formerly P&O Princess Cruises plc) Deed of Guarantee, dated as of April 17, 2003, between Carnival Corporation and Carnival plc, a public limited company incorporated under the laws of England and Wales (“Carnival plc”), at the option of the holder thereof, pursuant to the terms and conditions specified in the section of the Securities titled “Repurchase by the Company at the Option of the Holder” as set forth in the Company Notice and the Indenture, dated April 25, 2001 between the Company and U.S. Bank National Association (formerly U.S. Bank Trust National Association) as Trustee (the “Paying Agent”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated April 25, 2001, between the Company and the Paying Agent (as supplemented, the “Indenture”).

Your right to surrender your Securities to the Company for purchase will expire at midnight, New York City time, on Friday, April 15, 2005 (the “Purchase Date”). Holders of Securities (the “Holders”) must validly surrender Securities for purchase by delivery of this Purchase Notice (and not have withdrawn such Securities) prior to midnight, New York City time, on the Purchase Date, in order to receive $1,010 (the principal amount of the Securities, plus accrued and unpaid interest through and including April 14, 2005) per $1,000 principal amount of Securities (the “$1,000 principal amount”). Securities surrendered for purchase may be withdrawn at any time prior to midnight, New York City time, on the Purchase Date. HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL COPY OF THIS PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
      The addresses of the Paying Agent are:

In Person:	By Registered or Certified Mail or Overnight Courier:

U.S. Bank National Association EP-MN-WS3C 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Department	U.S. Bank National Association EP-MN-WS3C 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Department
Confirm by Telephone: (800) 934-6802
      The instructions accompanying this Purchase Notice should be read carefully before this Purchase Notice is completed. In the event of any conflict between the terms and provisions of this Purchase Notice and the terms and provisions of the Company Notice, the terms and provisions of the Company Notice shall govern.

      This Purchase Notice can be used only if:

•	certificates representing Securities are to be physically delivered with it to the Paying Agent; or

•	a surrender of Securities will be made by book-entry transfer to the Paying Agent’s account at DTC through the DTC’s Automatic Tenders over the Participant Terminal System (“PTS”), subject to the terms and procedures of that system. Holders that surrender through DTC need not submit a physical Purchase Notice to the Paying Agent if such Holders comply with the transmittal procedures of DTC.
      Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender such Securities should contact such registered holder of the Securities promptly and instruct such registered holder to surrender on behalf of the beneficial owner.
      Delivery of this Purchase Notice and all other required documents to an address other than as set forth above does not constitute valid delivery to the Paying Agent. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent. The method of delivery of all documents, including certificates representing Securities, is at the risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this Purchase Notice in the appropriate space provided for your signature, with signature guarantee if required, and complete the substitute Form W-9 set forth below. See instructions 1, 2 and 12.

Ladies and Gentlemen:
      By execution of this Purchase Notice, each signatory hereof (the “undersigned”) represents that the undersigned has received the Amended and Restated Company Notice (the “Company Notice”), of Carnival Corporation, a company organized under the laws of the Republic of Panama (the “Company”), which provides the notice to the holders (the “Holders”) required pursuant to the Indenture, dated April 25, 2001, between the Company and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association), a national banking association organized and existing under the laws of the United States of America (the “Paying Agent”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated April 25, 2001, between the Company and the Paying Agent (as supplemented, the “Indenture”). This Purchase Notice relates to the Company’s 2% Convertible Senior Debentures due 2021 (the “Securities”), which are subject to a guarantee pursuant to the Carnival plc (formerly P&O Princess Cruises plc) Deed of Guarantee, dated as of April 17, 2003, between Carnival Corporation and Carnival plc, a public limited company incorporated under the laws of England and Wales (“Carnival plc”), and the Holder’s right to surrender the Securities for purchase by the Company for $1,010 (the principal amount of the Securities, plus accrued and unpaid interest through and including April 14, 2005) per $1,000 principal amount of Securities (the “$1,000 principal amount”), subject to the terms and conditions of the Indenture, the Securities and the Company Notice. Upon the terms and subject to the conditions set forth herein and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to the Company in and to the Securities surrendered hereby.
      The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Paying Agent also acts as the agent of the Company) with respect to such Securities, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such Securities and all evidences of transfer and authenticity to, or transfer ownership of, such Securities on the account books maintained by the Depository Trust Company (“DTC”) to, or upon the order of, the Company, (2) present such Securities for transfer and cancellation on the books of the relevant security registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, all in accordance with the terms of and conditions to the Company Notice and the Indenture.
      The undersigned hereby represents and warrants that:

(a) the undersigned owns the Securities surrendered hereby as contemplated by Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly surrender the Securities surrendered hereby;

(b) when and to the extent the Company accepts such Securities for payment, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the surrender of the Securities surrendered for purchase hereby and accepted for payment; and

(d) the undersigned agrees to all of the terms of the Company Notice and this Purchase Notice.
      The undersigned understands that surrender of the Securities is not made in acceptable form until receipt by the Paying Agent of this Purchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Company in its sole discretion (which may delegate power in whole or in part to the Paying Agent). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Securities for purchase hereunder will be determined by the Company in its sole discretion (which may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding on all parties.

      The undersigned understands that all Securities properly surrendered for purchase prior to midnight, New York City time, on Friday, April 15, 2005 (the “Purchase Date”) and not properly withdrawn prior to the Purchase Date will be purchased at the Purchase Price, in cash, upon the terms and conditions specified in the Indenture, the section titled “Repurchase by the Company at the Option of the Holder” of the Securities and as set forth in the Company Notice. The undersigned understands that acceptance of the Securities by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Indenture, the Company Notice and this Purchase Notice.
      It is understood and hereby acknowledged by the undersigned that the certificates evidencing any Securities validly surrendered pursuant to, but not delivered with, this Purchase Notice must be delivered to the Paying Agent before the Paying Agent will deliver the Purchase Price to the Holder for any such Securities.
      Unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” below, the check for the Purchase Price for any Securities tendered hereby that are purchased will be issued to the order of the undersigned and mailed to the address indicated in the box entitled “Description of Securities Being Surrendered for Purchase.” In the event that the boxes entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” are completed, the check will be issued in the name of, and the payment of the aggregate Purchase Price will be mailed to, the address so indicated.
      All authority conferred or agreed to be conferred in this Purchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Purchase Notice shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF SECURITIES BEING SURRENDERED FOR PURCHASE

Name(s) and Address(es) of Registered Holder(s)	Securities Surrendered for Purchase
(Please fill in exactly as name(s) appear(s) on Securities)(1)	(Attach additional signed list, if necessary)

	Security	Principal
	Certificate	Amount
	Numbers	Represented by	Principal Amount
	(2)	Certificates	to be Surrendered

Total:

(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2) Need not be completed if Securities are being surrendered for purchase by book-entry transfer.
(3) If you desire to surrender for purchase less than the entire principal amount evidenced by the Securities listed above, please indicate in this column the portion of the principal amount of such Securities that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for purchase.

METHOD OF DELIVERY
(Please Print)

☐	CHECK HERE IF SECURITIES ARE BEING PHYSICALLY DELIVERED HEREWITH.

☐	CHECK HERE IF SECURITIES ARE BEING OR WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC, AND COMPLETE THE FOLLOWING:
Name of surrendering institution:

DTC account number:

Contact person:

Address:

(include zip code)
Telephone (with international dialing code):

Facsimile (with international dialing code):

Date surrendered:

Transaction code number:

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2, 4, 5 and 6)
      To be completed ONLY if Securities not surrendered or not purchased and/or any check for the aggregate Purchase Price of Securities purchased are to be issued in the name of and sent to someone other than the undersigned, or if Securities surrendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the one designated above.
Issue Check and/or Securities to:
Name:

Address:

(include zip code)
Taxpayer identification number or
Social Security number:

Credit unpurchased Securities to
DTC Account number:

DTC Account party:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2, 4, 5 and 6)
      To be completed ONLY if Securities not surrendered or not purchased and/or any check for the aggregate Purchase Price of Securities purchased, issued in the name of the undersigned, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that indicated above.
Mail Check and/or Securities to:
Name:

Address:

(include zip code)
NOTE: SIGNATURES MUST BE PROVIDED
ON THE FOLLOWING PAGE.
PLEASE READ THE ACCOMPANYING
INSTRUCTIONS CAREFULLY.

SIGNATURE
(See Instructions 1 and 5)
(Please Complete Substitute Form W-9)
Must be signed by each registered Holder exactly as such Holder’s name appears on the Securities or on a security position listing or by a person authorized to become a registered Holder of the Securities by documents transmitted with this Purchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title. For multiple Holders, attach separate signature pages for each such Holder.

Signature:
Date:

Name:

Capacity (full title):

Area code and telephone number:

Taxpayer identification number/Social Security number:

Address:

(include zip code)

The Guarantee Below Must be Completed in Accordance with the Instructions.
GUARANTEE OF SIGNATURE(S)
(See Instructions 2 and 5)
Authorized signature:

Date:

Name:

Capacity (full title):

Name of eligible institution:

Area code and telephone number:

Address:

(include zip code)

INSTRUCTIONS
Forming Part of the Terms and Conditions of this Purchase Notice
      1. Delivery of Purchase Notice and Securities. This Purchase Notice can be used only if Securities are to be delivered to the Paying Agent or a surrender of Securities will be made by book-entry transfer to the Paying Agent’s account at DTC. Holders that surrender through DTC need not submit a physical Purchase Notice to the Paying Agent if such Holders comply with the transmittal procedures of DTC. A properly completed and duly executed Purchase Notice or agent’s message and any other required documents, must be delivered to the Paying Agent at the appropriate address set forth on the first page of this Purchase Notice and must be received by the Paying Agent prior to midnight, New York City time, on the Purchase Date. The term “agent’s message” means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Purchase Notice and that the Company may enforce this Purchase Notice against the undersigned. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent.
      The method of delivery of all documents, including Securities, this Purchase Notice and any other required documents, is at the election and risk of the surrendering Holder(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
      Each surrendering Holder, by execution of this Purchase Notice, waives any right to receive any notice of the acceptance of his or her surrender.
      2. Guarantee of Signatures. No signature guarantee is required if either:
      (a) this Purchase Notice is signed by the registered Holder(s) of the Securities (which term, for purposes of this Purchase Notice, includes any participant in DTC whose name appears on a security position listing as the Holder of such Securities) surrendered by the Purchase Notice, unless such Holder has completed the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” above; or
      (b) the Securities surrendered by this Purchase Notice are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).
      In all other cases an Eligible Institution must guarantee the signatures on this Purchase Notice. See Instruction 5.
      3. Inadequate Space. If the space provided in the box captioned “Description of Securities Being Surrendered for Purchase” is inadequate, the Security certificate numbers, the principal amount represented by the Securities and the principal amount surrendered should be listed on a separate signed schedule and attached to this Purchase Notice.
      4. Partial Surrenders and Unpurchased Securities. (Not applicable to Holders who surrender by book-entry transfer.) If less than all of the principal amount evidenced by the Securities is to be surrendered for purchase, fill in the portion of the principal amount of such Securities which is to be surrendered for purchase in the column entitled “Principal Amount Surrendered for Purchase” in the box captioned “Description of Securities Being Surrendered for Purchase.” In such case, a new certificate for the remainder of the Securities evidenced by the old certificate will be issued and sent to the registered Holder(s), unless otherwise specified in the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” in this Purchase Notice, as promptly as practicable following the later of the Purchase Date or the date the Paying Agent receives the certificate(s) evidencing the surrendered Securities; provided, however, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The full principal amount of Securities listed is deemed to have been surrendered unless otherwise indicated.

      5. Signatures on Purchase Notice and Endorsements.
      (a) If this Purchase Notice is signed by the registered Holder(s) of the Securities surrendered for purchase hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Securities without any change whatsoever.
      (b) If the Securities are registered in the names of two or more joint Holders, each such Holder must sign this Purchase Notice.
      (c) If any surrendered Securities are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Purchase Notices as there are different registrations of Securities.
      (d) (Not applicable to Holders who surrender by book-entry transfer.) When this Purchase Notice is signed by the registered Holder(s) of the Securities and transmitted hereby, no endorsement of Securities is required unless payment is to be made, or the Securities not surrendered or not purchased are to be issued, to a person other than the registered Holder(s). See Instruction 2. In such an event, signature(s) on such Securities must be guaranteed by an Eligible Institution. If this Purchase Notice is signed by a person other than the registered Holder(s) of the Securities listed, the assignment form on the Securities must be completed and signed exactly as the name(s) of the registered Holder(s) appear on the Securities and signature(s) on such Securities must be guaranteed by an Eligible Institution. See Instruction 2.
      (e) If this Purchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.
      6. Special Payment and Special Delivery Instructions. The surrendering Holder(s) signing this Purchase Notice should indicate in the applicable box or boxes the name and address to which Securities for principal amounts not surrendered or checks for payment of the aggregate Purchase Price are to be issued or sent, if different from the name(s) and address(es) of such Holder(s). In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, Securities not surrendered will be returned to the Holder(s). Any Holder(s) surrendering by book-entry transfer may request that Securities not surrendered be credited to such account at DTC as such Holder(s) may designate under the caption “Special Issuance Instructions.” If no such instructions are given, any such Securities not surrendered will be returned by crediting the account at DTC designated above.
      7. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Securities and its determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all surrenders it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Security. No surrender of Securities will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as the Company shall determine. The Company’s interpretation of the terms of the Purchase Notice (including these instructions) will be final and binding on all parties. None of the Company, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Securities and none of them will incur any liability for failure to give such notice.
      8. Mutilated, Lost, Stolen or Destroyed Certificates for Securities. Any Holder(s) whose certificates for Securities have been mutilated, lost, stolen or destroyed should write to or telephone the Paying Agent at the address or telephone number set forth on the front cover page of this Purchase Notice.

      The Holder will then be instructed by the Paying Agent as to the steps that must be taken in order to replace the certificates. Payment of the Purchase Price cannot be made until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.
      9. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Paying Agent and additional copies of the Company Notice and this Purchase Notice may also be obtained from the Paying Agent.
      10. Withdrawal Right. You may withdraw previously surrendered Securities at any time until midnight, New York City time, on the Purchase Date. You may also withdraw previously surrendered Securities at any time after 12:01 a.m., New York City time, on Friday May 13, 2005, the expiration of 40 business days from March 18, 2005, the date of the commencement of this tender offer. See Section 4 of the Company Notice for a more detailed description of withdrawal rights.
      11. Transfer Taxes. If payment of the Purchase Price is to be made to, or if Securities not surrendered or purchased are to be registered in the name of, any persons other than the registered Holder(s), or if surrendered Securities are registered in the name of any person other than the person(s) signing this Purchase Notice, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.
      12. Taxpayer Identification Number. Each Holder surrendering Securities is required to provide the Paying Agent with the Holder’s correct taxpayer identification number (“TIN”), generally the Holder’s Social Security or federal employer identification number, and certain other information, on Substitute Form W-9, which is provided below, or, alternatively, to establish another basis for exemption from backup withholding. Additionally, a Holder must cross out item (2) in the Certification box on Substitute Form W-9 if the Holder is subject to backup withholding. Failure to provide the information on the form may subject the Holder to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on the payments made to the Holder or to the payee with respect to Securities purchased pursuant to the Company Notice. The box in Part 3 of the form should be checked if the Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN within 60 days, thereafter the Paying Agent will withhold 28% on all payments of the Purchase Price until a TIN is provided to the Paying Agent. If this applies, the Holder must complete the “Certificate of Awaiting Taxpayer Identification Number.”
      Certain Holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on the Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Paying Agent a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to that Holder’s exempt status. A Form W-8BEN can be obtained from the Paying Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.
      If backup withholding applies, the Paying Agent is required to withhold 28% of any Purchase Price payments made to the Holder or to the payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Paying Agent cannot refund amounts withheld by reason of backup withholding.
Purpose of Substitute Form W-9
      To prevent backup withholding on Purchase Price payments made with respect to the Securities surrendered pursuant to the Company Notice, the Holder is required to provide the Paying Agent with:

•	the Holder’s correct TIN (or, if applicable, the TIN of the payee) by completing the enclosed “Substitute Form W-9,” certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), that the Holder is a U.S. person (including a U.S. resident alien), and that:

•	such Holder is exempt from backup withholding,

•	the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends, or

•	the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; and

•	if applicable, an adequate basis for exemption.